As filed with the Securities and Exchange Commission on March 1, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHARPLINK GAMING, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-4752260
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55401

(Address of principal executive offices)

SharpLink Gaming, Inc. 2023 Equity Incentive Plan

(Full title of the Plans)

Attn: Rob Phythian

SharpLink Gaming, Inc.

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55401

(612) 293-0619
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Mitchell S. Nussbaum, Esq.

Tahra Wright, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Tel: (212) 407-4000

Fax: (212) 407-4990

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “SEC”) by SharpLink Gaming, Inc. (the “Registrant”) or SharpLink Gaming Ltd. (“SharpLink Israel,” the Registrant’s predecessor), are incorporated by reference in this registration statement:

(a)	SharpLink Israel’s Annual Report on Form 10-K and 10-K/A for the year ended December 31, 2022;

(b)	SharpLink Israel’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023;

(c)	SharpLink Israel’s Current Reports on Form 8-K and 8-K/A filed on January 5, 2023, January 23, 2023, February 16, 2023, February 17, 2023, April 26, 2023, May 10, 2023, May 26, 2023, June 21, 2023, August 9, 2023, September 8, 2023, October 17, 2023, October 25, 2023, November 24, 2023, November 29, 2023, December 6, 2023, December 12, 2023, January 24, 2024, January 30, 2024, February 2, 2024 and February 13, 2024;

(d)	The Registrant’s Current Report on Form 8-K12B filed on February 13, 2024;

(e)	The Registrant’s Current Report on Form 8-K filed on February 21, 2024; and

(f)	The description of the Registrant’s Common Stock, par value $0.0001 per share, contained in its Registration Statement on Form 8-K12B filed with the SEC on February 13, 2024 (File No. 001-41962), including any subsequent amendment or any report filed for the purpose of updating such description.

All documents filed by SharpLink Gaming, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or the related prospectus.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporation Law, the Registrant’s second amended and restated certificate of incorporation and amended bylaws limit or eliminate the personal liability of each of its directors for a breach of his or her fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to the Registrant or its stockholders;
●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or
●	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. The Registrant’s second amended and restated certificate of incorporation also authorizes it to indemnify its officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s amended and restated bylaws provide that:

●	the Registrant shall indemnify its directors and officers, and may indemnify its employees or agents to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;
●	the Registrant shall advance expenses to its directors and officers, and may advance expenses to its employees and agents in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and the rights provided in the Registrant’s amended and restated bylaws are not exclusive.

The Registrant’s second amended and restated certificate of incorporation, attached as Exhibit 3.1 hereto and its bylaws, attached as Exhibit 3.4 hereto, provide for the indemnification provisions described above and elsewhere herein. In addition, the Registrant has purchased a policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

Item 8. Exhibits.

2.1	Agreement and Plan of Merger, dated June 14, 2023, by and among SharpLink Gaming Ltd., SharpLink Gaming, Inc., and SharpLink Merger Sub Ltd. (incorporated by reference to Exhibit 2.1 to SharpLink Gaming, Inc.’s Registration Statement on Form S-4 filed with the SEC on June 15, 2023)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated July 24, 2023, by and among SharpLink Gaming Ltd., SharpLink Gaming, Inc., and SharpLink Merger Sub Ltd. (incorporated by reference to Exhibit 2.2 to SharpLink Gaming, Inc.’s Registration Statement on Form S-4/A filed with the SEC on October 4, 2023)

3.1	Amended and Restated Certificate of Incorporation of SharpLink Gaming, Inc. (incorporated by reference to Exhibit 3.1 of SharpLink Gaming, Inc.’s Current Report on Form 8-K12B filed on February 13, 2024)

3.2	Certificate of Designation of the Series A-1 Preferred Stock of SharpLink Gaming, Inc., par value $0.0001 per share (incorporated by reference to Exhibit 3.2 of SharpLink Gaming, Inc.’s Current Report on Form 8-K12B filed on February 13, 2024)

3.3	Certificate of Designation of the Series B Preferred Stock of SharpLink Gaming, Inc., par value $0.0001 per share (incorporated by reference to Exhibit 3.3 of SharpLink Gaming, Inc.’s Current Report on Form 8-K12B filed on February 13, 2024)

3.4	Bylaws of SharpLink Gaming, Inc., par value $0.0001 per share (incorporated by reference to Exhibit 3.4 of SharpLink Gaming, Inc.’s Current Report on Form 8-K12B filed on February 13, 2024)

5.1*	Opinion of Loeb & Loeb LLP

10.1*	SharpLink Gaming, Inc. 2023 Equity Incentive Plan

23.1*	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

23.2*	Consent of Cherry Bekaert, LLP

23.3*	Consent of RSM US LLP in regards to SharpLink Gaming, Ltd.

23.4*	Consent of RSM US LLP in regards to SportsHub Games Network, Inc. and Subsidiaries

23.5*	Consent of BerganKDV, LTD.

24*	Power of Attorney (included on signature page)

107*	Filing Fee Table

*	Filed herewith

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, City of Minneapolis, Minnesota, on March 1, 2024.

SharpLink Gaming, Inc.

By:	/s/ Rob Phythian
Rob Phythian
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Post-Effective Amendment No. 1 to this registration statement hereby constitutes and appoints Rob Phythian and Robert DeLucia and each of them, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to this registrant’s Form S-8 registration statement and any registration statement or amendment (including post-effective amendments) under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the first day of March, 2024.

Signatures	Title	Date

/s/ Rob Phythian	Chief Executive Officer and Director	March 1, 2024
Rob Phythian	(Principal Executive Officer)

/s/ Robert DeLucia	Chief Financial Officer	March 1, 2024
Robert DeLucia	(Principal Financial Officer)

/s/ Robert Gutkowski	Director	March 1, 2024
Robert Gutkowski

/s/ Obie McKenzie	Director	March 1, 2024
Obie McKenzie

/s/ Leslie Bernhard	Director	March 1, 2024
Leslie Bernhard

Exhibit Index

2.1	Agreement and Plan of Merger, dated June 14, 2023, by and among SharpLink Gaming Ltd., SharpLink Gaming, Inc., and SharpLink Merger Sub Ltd. (incorporated by reference to Exhibit 2.1 to SharpLink Gaming, Inc.’s Registration Statement on Form S-4 filed with the SEC on June 15, 2023)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated July 24, 2023, by and among SharpLink Gaming Ltd., SharpLink Gaming, Inc., and SharpLink Merger Sub Ltd. (incorporated by reference to Exhibit 2.2 to SharpLink Gaming, Inc.’s Registration Statement on Form S-4/A filed with the SEC on October 4, 2023)

3.1	Amended and Restated Certificate of Incorporation of SharpLink Gaming, Inc. (incorporated by reference to Exhibit 3.1 of SharpLink Gaming, Inc.’s Current Report on Form 8-K12B filed on February 13, 2024)

3.2	Certificate of Designation of the Series A-1 Preferred Stock of SharpLink Gaming, Inc., par value $0.0001 per share (incorporated by reference to Exhibit 3.2 of SharpLink Gaming, Inc.’s Current Report on Form 8-K12B filed on February 13, 2024)

3.3	Certificate of Designation of the Series B Preferred Stock of SharpLink Gaming, Inc., par value $0.0001 per share (incorporated by reference to Exhibit 3.3 of SharpLink Gaming, Inc.’s Current Report on Form 8-K12B filed on February 13, 2024)

3.4	Bylaws of SharpLink Gaming, Inc., par value $0.0001 per share (incorporated by reference to Exhibit 3.4 of SharpLink Gaming, Inc.’s Current Report on Form 8-K12B filed on February 13, 2024)

5.1*	Opinion of Loeb & Loeb LLP

10.1*	SharpLink Gaming, Inc. 2023 Equity Incentive Plan

23.1*	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

23.2*	Consent of Cherry Bekaert, LLP

23.3*	Consent of RSM US LLP in regards to SharpLink Gaming, Ltd.

23.4*	Consent of RSM US LLP in regards to SportsHub Games Network, Inc. and Subsidiaries

23.5*	Consent of BerganKDV, LTD.

24*	Power of Attorney (included on signature page)

107*	Filing Fee Table

*	Filed herewith